UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2004

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

California	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8001 Irvine Center Drive, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 29, 2004, Quest Software, Inc. (“Quest”) announced the hiring of Michael J. Lambert as Senior Vice President, Finance. Mr. Lambert’s principal terms of employment are described in Quest’s offer letter, which was accepted by Mr. Lambert when it was signed and returned to Quest on November 23, 2004. Mr. Lambert will receive an annual salary of $350,000 and will be eligible to receive a discretionary annual bonus up to $100,000. Mr. Lambert will also receive options to purchase 400,000 shares of Quest common stock at an exercise price equal to the closing price on the date of grant. Quest and Mr. Lambert will also enter into Quest’s standard form of indemnification agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) and (c). On November 29, 2004, Quest appointed Michael J. Lambert, age 43, as Senior Vice President, Finance. Mr. Lambert is expected to assume the role of Chief Financial Officer of Quest in Spring 2005 following a transition period. The press release issued by Quest announcing the hiring of Mr. Lambert is attached hereto as Exhibit 99.1.

Prior to joining Quest, Mr. Lambert was Executive Vice President and Chief Financial Officer at Quantum Corporation (NYSE:DSS), an $800 million publicly held provider of storage solutions, from June 2001 through June 2004. From July 2000 to May 2001, Mr. Lambert was Senior Vice President and Chief Financial Officer of NerveWire, a systems integration consulting firm. From March 1996 to July 2000, Mr. Lambert worked for Lucent Technologies, most recently as Vice President and Chief Financial Officer of the InterNetworking Systems Division. From July 1993 to March 1996, Mr. Lambert was at IBM Storage Systems Division, where he held several financial management positions.

The description of Mr. Lambert’s offer letter set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

As a result of Mr. Lambert’s appointment, Brinkley Morse is expected to relinquish his role as Chief Financial Officer in Spring 2005 at the end of the transition period. Quest anticipates that Mr. Morse will retain certain of his current administrative and operational responsibilities.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Offer Letter Agreement between Quest Software, Inc. and Michael Lambert

99.1	Press release issued by Quest Software, Inc. on November 29, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.

Date: November 29, 2004	By:	/s/ J. MICHAEL VAUGHN
J. Michael Vaughn
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

10.1	Offer Letter Agreement between Quest Software, Inc. and Michael Lambert

99.1	Press release issued by Quest Software, Inc. on November 29, 2004.